Exhibit 10.3

SECOND AMENDMENT

TO AGREEMENT OF SALE AND PURCHASE

THIS SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is made and entered into as of August 16, 2004, by and between WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, having an address at 225 Water Street, 8th Floor, Jacksonville, Florida 32202 (“Seller”), and FIRST STATES INVESTORS 3300, LLC, a Delaware limited liability company, having an address c/o First States Group, L.P., at 1725 The Fairway, Jenkintown, Pennsylvania 19046 (“Purchaser”).

BACKGROUND

A. Seller and Purchaser are parties to an Agreement of Sale and Purchase dated as of May 10, 2004, as amended by a First Amendment to Agreement of Sale and Purchase dated as of June 2, 2004 (said agreement, as amended, the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.

B. Seller and Purchaser wish to modify the Purchase Agreement in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Seller and Purchaser, intending to be legally bound hereby, agree as follows:

1. Seller Affiliates. Notwithstanding the terms of the Purchase Agreement, the respective affiliates of Seller identified on Exhibit A annexed hereto (each, a “Seller Affiliate”, and collectively, the Seller Affiliates”) own the Properties set forth opposite their names on Exhibit A annexed hereto (each, an “Affiliate Property”, and collectively, the “Affiliate Properties”). At the Closing, Seller shall cause each Seller Affiliate to deliver (and where appropriate, acknowledge) to Purchaser (or to Assignee, to the extent applicable) the following documents (collectively, the “Affiliate Closing Documents”) for each Affiliate Property owned by such Seller Affiliate: (i) a Deed in the form contemplated by Section 9(a)(i) of the Purchase Agreement; (ii) Transfer Tax Documents; (iii) an Intangible Property Assignment; (iv) an Assignment and Assumptions of Leases; (v) the tenant notice letters contemplated by Section 9(a)(v) of the Purchase Agreement; and (vi) with respect to the Property set forth on Exhibit A which is located in South Carolina, the affidavit of residence contemplated by Section 9(a)(xxiii) of the Purchase Agreement. Seller shall also cause each Seller Affiliate to deliver to Purchaser and to Assignee (i) a FIRPTA Affidavit in the form contemplated by Section 9(a)(vii) of the Purchase Agreement and (ii) the evidence of the authorization, execution and delivery of the Affiliate Closing Documents contemplated by Section 9(a)(x) of the Purchase Agreement, including the incumbency certificate mentioned therein.

2. Guaranty of Seller.

(a) Seller hereby absolutely and unconditionally guarantees the performance of the obligations of the Seller Affiliates under the Affiliate Closing Documents (collectively, the “Guaranteed Obligations”), subject to any limitations that would be applicable had the Affiliate Closing Documents been executed by Seller. Seller shall be jointly and severally liable for the Guaranteed Obligations with the applicable Seller Affiliate, and Purchaser (or Assignee, if applicable) shall not be required to proceed against the applicable Seller Affiliate before Purchaser (or Assignee, if applicable) proceeds against Seller. Seller has received, or will receive, direct or indirect benefit from the making of this guaranty.

(b) Seller hereby waives: (i) notice of acceptance hereof; (ii) grace, demand, presentment and protest with respect to the Guaranteed Obligations or to any instrument, agreement or document evidencing or creating same; (iii) notice of grace, demand, presentment and protest; (iv) notice of non-payment or other defaults, of intention to accelerate and of acceleration of the Guaranteed Obligations; and (v) any other notice regarding the Guaranteed Obligations. This is an absolute, unconditional, irrevocable and continuing guaranty of payment and performance and not of collection and is in no way conditioned upon any attempt to collect from the applicable Seller Affiliate or upon any other event or contingency. Seller hereby expressly waives any right or claim to compel Purchaser (or Assignee, to the extent applicable) to proceed first against the applicable Seller Affiliate with respect to any of the Guaranteed Obligations. The obligations of Seller hereunder shall not be reduced, impaired or in any way affected by receivership, insolvency, bankruptcy or other proceedings affecting a Seller Affiliate or its assets, even though rendering all or any part of the Guaranteed Obligations void or unenforceable or uncollectible as against the Seller Affiliate.

(c) Notwithstanding the execution and delivery by the Seller Affiliates of the Affiliate Closing Documents, Seller shall remain obligated to perform those obligations under the Purchase Agreement (other than the execution and delivery of the Affiliate Closing Documents) which pertain to the Affiliate Properties.

(d) Nothing contained herein shall effect a waiver by Seller of any defense, claim, counterclaim or offset that may be available to the applicable Seller Affiliate in connection with the Guaranteed Obligations and Seller shall have the right to assert any such defense, claim, counterclaim or offset in any claim or suit against Seller to the same extent as would the applicable Seller Affiliate if such suit or claim were brought against the Seller Affiliate.

3. Ratification. The Purchase Agreement, as modified hereby, remains in full force and effect and is hereby ratified in all respects.

SELLER

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Neil C. King, Senior Vice President/

PURCHASER

FIRST STATES INVESTORS 3300, LLC

By:
Glenn Blumenthal, Vice President

EXHIBIT A

SELLER AFFILIATE	PROPERTY
Capital Finance Group	Norwalk Office, Norwalk, CT (PID 055923)

Wachovia Corporation	1) Pompano Beach Operation, Pompano Beach, FL (ND 081273) 2) Pompano Beach Money Center, Pompano Beach, FL (PID 081275) 3) Vienna Tyson’s Corner, Vienna, VA (PID 506804)

Industrial Valley Real Estate Company	Jenkintown Financial Center, Jenkintown, PA (PID 355334)

Meridian Properties, Inc.	1) Mt. Penn Building, Mt. Penn, PA (PID 036134) 2) Spring Ridge, Wyomissing, PA (PID 035592)

Fifth and Market Corporation	Plaza, Philadelphia, PA (PID 035698)

First National Properties, Inc.	1) Bennettesville Main Financial Center, Bennettsville, SC (PID 506538) 2) Columbia Browning Rd. Ops. Center/ Columbia Browning Road Annex, Columbia, SC (PID 506619/507744)

Everen Capital Corporation	1) Wheat Innsbrook Center I, Glen Allen, VA (PID 503578) 2) Wheat Innsbrook Center II, Glen Allen, VA (PID 503580)

1JL2004, LLC	Vanguard Center, Charlotte, NC (PID 507732)

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